SECURED PROMISSORY NOTE

$[__________]	March [__], 2014

This Secured Promissory Note (“Note”) is being issued by Enerpulse Technologies, Inc., a Nevada corporation (the “Company”), with principal offices at 2451 Alamo Ave SE, Albuquerque, New Mexico 87106, to [ ], a [________] (the “Holder”). [Contemporaneously with the issuance of this Note, the Company is also issuing to the Holder a warrant to purchase [____] shares of the Company’s common stock, par value $0.001 per share, in the form attached hereto as Exhibit A.]

For value received, the Company promises to pay to the Holder, its successors or assigns, the principal sum of [ ($_0,000.00)], and to pay simple interest on the unpaid principal balance from this date at the annual rate of the lower of (i) twelve percent (12.0%) or (ii) the highest rate permissible by law. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) [INSERT DATE THAT IS 60 DAYS FROM ISSUANCE], 2014 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable, in each case, in accordance with the terms hereof.

This Note is secured to the extent and in the manner set forth in the form of Security Agreement attached hereto as Exhibit B.

Accrued interest shall be payable on the Maturity Date, when all accrued but unpaid interest and the unpaid principal balance shall be paid in full.

The Company may at any time, without penalty, prepay in whole or in part the unpaid balance of this Note. Each payment shall be credited first to accrued but unpaid interest and the balance to principal, and interest shall cease to accrue on the amount of principal so paid.

Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

All payments under this Note shall be made in lawful currency of the United States of America to the Holder at [ADDRESS], or at such other address as the Holder shall have furnished to the Company in writing.

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) The Company shall fail to pay when due any principal or interest payment on the due date hereunder and such payment shall not have been made within thirty (30) days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, and not discharged within one hundred eighty (180) days of commencement.

Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all unpaid outstanding principal and accrued interest payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

The Company agrees to reimburse the Holder for all costs of collection or enforcement of this Note (including, but not limited to, reasonable attorneys' fees) incurred by the Holder. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, by a party to this Note without the other party’s prior written consent, which the other party may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

This Note shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

EXECUTED at Enerpulse Technologies, Inc., 2451 Alamo Ave SE, Albuquerque, New Mexico 87106.

Enerpulse Technologies, Inc.

By: ____________________________

Name: Joseph E. Gonnella

Title: Chief Executive Officer

Agreed to and accepted by:

[HOLDER]

By: _____________________________

Name:

Title:

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

FORM OF SECURITY AGREEMENT